AQUAGENIX, INC.

                              6500 N.W. 15th Avenue
                         Fort Lauderdale, Florida 33309




                              INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.


                                    GENERAL

      This Information Statement is being furnished to the stockholders of Aquagenix, Inc. (the "Company"), a Delaware corporation, in connection with proposals to (i) increase the number of shares reserved for issuance pursuant to the Company's 1994 Stock Option Plan (the "Employee Stock Option Plan"), and;
(ii) adopt an Amended and Restated Directors Stock Option Plan (the "Directors Stock Option Plan"), which Directors Stock Option Plan, among other things increases the number of shares reserved for issuance pursuant thereto, by the written consent of the holders of a majority in interest of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on May 3, 1996, approved and recommended a resolution to increase to 1,000,000 shares the number of shares of the Company's Common Stock in the Company's Employee Stock Option Plan that are reserved for issuance and to amend the Company's Directors Stock Option Plan which plan, among other things increases to 250,000 shares the number of shares of Common Stock reserved for issuance pursuant thereto. Each of the proposals will become effective upon the written consent of the holders of not less than a majority of the Company's outstanding Common Stock and the filing of the Written Consent with the Secretary of the Company. The Company anticipates that the filing of the written consents will occur on or about __________, 1997 (the "Effective Date"). If the proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the proposals.

      The elimination of the need for a special meeting of stockholders to approve the proposals is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposals as early as possible in order to accomplish the purposes of the Company, as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company's Common Stock of the Company. As discussed hereafter, the Board of Directors has recommended the proposals in order to increase the number of shares available for issuance pursuant to the Company's Employee Stock Option Plan and Directors Stock Option Plan to provide additional incentives to attract and retain qualified and competent employees and non-employee directors, and with respect to the Directors Stock Option Plan to restructure the former plan to provide the Director Stock Option Committee the authority to issue any number of options as it deems appropriate at any time, which option will vest over a two year period in order to entice long term commitments from the Company's directors.

      The date on which this Information Statement was first sent to the stockholders is on or about ______, 1997. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is December 31,1996 (the "Record Date").

      Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB of the effective date of the proposals. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the proposals.

                                EXECUTIVE OFFICES

      The Company's principal executive offices are located at 6500 N.W. 15th Avenue, Fort Lauderdale, Florida 33309. Its telephone number is (954) 975-7771.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date, there were 4,163,391 shares of Common Stock outstanding, representing all of the voting capital stock of the Company outstanding and entitled to vote on matters submitted to the stockholders of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.







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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth Common Stock ownership information as of December 31, 1996 with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Information with respect to the percent of class is based on 4,163,391 issued and outstanding shares of Common Stock as of December 31, 1996.

                                    No. of Shares           Percent of
Name and Address or                 of Common Stock         Outstanding
Identity of Group                   Beneficially Owned(2)   Shares Owned(2)
-----------------                   ---------------------   ---------------

Andrew P. Chesler                        753,378   (3)              18.1%
H&H Investments, Inc.                    219,082   (4)(11)           5.3
Abraham S. Fischler.                       7,500   (5)               0.2
Fred S. Katz                               7,500   (6)               0.2
Jeffrey T. Katz                           20,000   (7)               0.5
Allen H. Stern                               -     (8)              --
Helen Chia                                   -     (9)              --
Tarragona Fund, Inc.                   _________   (10)             ______
Alpha Atlas Holdings, LDC              _________   (10)             ______
Ray and Shirley Spirnock               _________                    ______

All directors and executive officers                                 0.5
   as a group (six persons)
                                         788,378   (3)(5)(11)       18.9
______________________________________

(1) Unless otherwise indicated, the address of each beneficial owner is Aquagenix, Inc., 6500 N.W. 15th Avenue, Fort Lauderdale, Florida 33309.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.
(3)   Andrew P.  Chesler is  Chairman  of the Board,  Chief  Executive  Officer,
      President and Treasurer of the Company. Includes (i) 1,600 shares of Common Stock held by Mr. Chesler's wife, (ii) 3,900 shares of Common Stock issuable upon the exercise of Warrants held by Mr. Chesler's wife, (iii)







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      12,195  shares of Common Stock  subject to an option  granted to Robert A.
      Radler, and (iv) 8,000 shares of Common Stock held pursuant to the grant of stock options. Does not include 72,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Chesler under the Company's
      1994  Employee  Stock  Option  Plan,   which  options  are  not  presently
      exercisable.
(4) Represents shares of Common Stock held by the seller of Haas Environmental Services, Inc. ("Seller") (now known as H&H Investments, Inc.), of which Mr. Robert E. Haas and Mr. Eugene M. Haas ("the Haas Shareholders") are directors, executive officers and principal shareholders, which shares
      were  issued  to  the  Seller   pursuant  to  the   acquisition   of  Haas
      Environmental Services, Inc. in partial payment of the purchase price for the assets of Haas and as compensation for the termination of the employment agreements with the Haas Shareholders. The address of H&H Investments, Inc. is 1812 Route 206, Vincetown, New Jersey 08088.
(5) Abraham S. Fischler is a director of the Company. Includes 7,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Fischler under the Company's Directors Stock Option Plan. Does not include 25,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.
(6) Fred S. Katz is a director of the Company. Includes 7,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Katz under the Company's Directors Stock Option Plan. Does not include 40,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.
(7) Jeffrey T. Katz is a director of the Company. Includes 16,000 shares of Common Stock and 2,000 Warrants of the Company. Does not include 10,000 shares of Common Stock issuable upon the exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.
(8) Allen H. Stern is a director of the Company. Does not include 10,000 shares of Common Stock issuable upon the exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.
(9) Helen Chia is Chief Financial Officer and Secretary of the Company. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1994 Employee Stock Option Plan, which options are not properly exercisable.










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



(10) Tarragona Fund, Inc. and Alpha Atlas Holdings, LDC, collectively owning ___% of the Company's Common Stock, are each beneficially owned by
      ____________.

(11) H&H Investments,Inc. has granted to Andrew P. Chesler an irrevocable proxy to vote the 219,082 shares held by H&H Investments, Inc. until the earlier of April 25, 1997, or divestment of interest therein.

             PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN

Generally

      It is proposed to increase to 1,000,000 shares the number of shares of Common Stock in the Company's Employee Stock Option Plan that are reserved for issuance. The Employee Stock Option Plan presently authorizes 500,000 shares for issuance upon exercise of stock options. The current text of the Employee Stock Option Plan, as modified pursuant to this amendment, is attached hereto as Exhibit A. The material features of the Employee Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Employee Stock Option Plan, as amended.

      The purpose of the Employee Stock Option Plan is to provide additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Employee Stock Option Plan authorizes (a) the granting of incentive or non-statutory stock options to purchase Common Stock to employees of the Company satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Employee Stock Option Plan (such provisions being at times referred to herein as the "Stock Swap").

      Approval of the increase in the number of shares reserved for issuance under the Employee Stock Option Plan by the Company's stockholders pursuant to the Employee Stock Option Plan is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (the "SEC") that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options, the use of the Stock Swap and certain transactions by officers and directors of the Company.

      The Employee Stock Option Plan provides that it shall be administered by a committee consisting of two or more directors designated by the Board of







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


Directors, or in the absence of such a committee the full Board of Directors (in either case, the "Committee"). The Committee in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the Employee Stock Option Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its stockholders, its officers and employees, recipients of grants under the Employee Stock Option Plan and all persons or entities claiming by or through such persons. The Board of Directors has established the Employee Stock Option Committee to administer the Employee Stock Option Plan. The Employee Stock Option Committee is currently comprised of Jeffrey T. Katz and Allen H. Stern.

      Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted or conditionally granted.

      Assuming approval of the proposed amendment, an aggregate of 1,000,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for sale upon exercise of options granted under the Employee Stock Option Plan. As of November, 1996, options to purchase 381,730 shares of Common Stock were issued and outstanding under the Employee Stock Option Plan. In November, 1996, the Company issued options to purchase an aggregate of 240,000 shares of Common Stock under the Employee Stock Option Plan, subject to the approval by the shareholders to increase the amount of shares available for issuance pursuant to said plan. The shares acquired upon exercise of options granted under the Employee Stock Option Plan will be authorized and unissued shares of Common Stock. The Company's stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Employee Stock Option Plan. If any option granted under the Employee Stock Option Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Employee Stock Option Plan.

      The following table sets forth, as of December 31, 1996, certain information regarding options granted under the Employee Stock Option Plan to the persons and groups indicated. None of such options are currently exercisable except as indicated.








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




                                                                Value of
                          Number of Shares  Exercise Price     Options at
 Name and Position      Subject to Options    Per Share     December 31, 1996(1)
 -----------------      ------------------    ---------     --------------------

Andrew P. Chesler                230,000(2)     $3.88-$7.50             $_______
   Chairman of the Board, Chief
   Executive Officer and
   Treasurer

Helen Chia                        45,000              $3.88             $_______
   Chief Financial Officer and
   Secretary

All current executive officers   275,000        $3.88-$7.50             $_______
   as a group (two persons)

All employees as a group         621,730(3)     $3.88-$7.13             $_______
_________________________

(1) The closing sale price of the Common Stock on December 31, 1996 was $6.25 per share as reported by NASDAQ. Value is calculated by multiplying (a) the difference between $6.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(2) Includes 8,000 shares of Common Stock subject to Options presently exercisable.

(3) Includes 38,820 shares of Common Stock subject to Options presently exercisable.

Terms and Conditions

      All options granted under the Employee Stock Option Plan are, and shall be, evidenced by a written agreement between the Company and the grantee. Such agreements do or shall contain such terms and conditions, consistent with the Employee Stock Option Plan, relating to the grant, the time or times of exercise and other terms of the options as the Committee prescribes.

      Under the Employee Stock Option Plan, the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. For purposes of the Employee Stock Option Plan and subject to the Committee's sole discretion to determine otherwise in a fair and uniform manner, the term "fair market value" means (i) the closing price of the Common Stock as reported on a national securities exchange or by the National Association of Securities Dealers Automated Quotation National Market System or (ii) the mean between the closing high bid







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



and low quotation for the Common Stock on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ"), on the business day immediately preceding the date of grant. The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Employee Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes.

      The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

      No option granted under the Employee Stock Option Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised.

      The unexercised portion of any option granted to an employee under the Employee Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Employee Stock Option Plan); (ii) mental or physical disability; or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disabilities; or (d) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or one year after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

      To prevent dilution of the rights of a holder of an option, the Employee Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Employee Stock Option Plan.

Amendments

      No option may be granted under the Employee Stock Option Plan after May 11, 2004. The Board of Directors may amend, suspend or terminate the Employee Stock Option Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Board of Directors may not amend the Employee Stock Option Plan to (a) without first obtaining stockholder approval, increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, (b) permit the granting of options that expire beyond the maximum 10-year period, or (c) extend the termination date of the Employee Stock Option Plan.

       FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE STOCK OPTION PLAN

      The Employee  Stock Option Plan is not qualified  under the  provisions of
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The following discussion is based on federal income tax laws and regulations in effect on December 31, 1996. It does not purport to be a complete description of the federal income tax consequences of the Employee Stock Option Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

      NON-STATUTORY STOCK OPTIONS. An optionee granted a non-statutory stock option under the Stock Option Plan will generally recognize, at the date of exercise of such non-statutory stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the non-statutory stock option. This taxable ordinary income will be subject to federal income tax withholding. A federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

      The federal income tax treatment is somewhat different for officers and directors of the Company ("Reporting Persons") as a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election"), within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized, irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under
Section 16(b). The Company's deduction is dependent upon when a Reporting Person recognizes ordinary income.

      If an optionee exercises a non-statutory stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the then fair market value of the shares is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the non-statutory stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a non-statutory stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the non-statutory stock option solely for cash.

      INCENTIVE STOCK OPTIONS. Incentive stock options are "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of Common Stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

      If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds th e shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and the tax basis to the holder will be taxed as long-term capital gain or loss.

      In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain, (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

      An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

REASONS FOR THE PROPOSED INCREASE OF THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN

      The Board of Directors of the Company believes that the increase in the number of shares reserved for issuance pursuant to the Company's Employee Stock Option Plan is necessary to provide the Company with additional incentives to attract and retain qualified and competent employees and non-employee directors.







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



No Dissenter's Rights.

      Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed increase of shares reserved for issuance pursuant to the Company's Employee Stock Option Plan.

              PROPOSAL TO ADOPT AN AMENDED AND RESTATED DIRECTORS
                STOCK OPTION PLAN AND TO INCREASE THE NUMBER OF
                 SHARES RESERVED FOR ISSUANCE PURSUANT THERETO

Generally

      It is proposed to adopt an amendment to the Company's Directors Stock Option Plan and to adopt a resolution to increase to 250,000 shares the number of shares of Common Stock reserved for issuance pursuant thereto. A copy of the proposed Directors Stock Option Plan is attached hereto as Exhibit B. The material features of the Directors Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by the full text of the Directors Stock Option Plan, as amended.

      The purpose of the Directors Stock Option Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent non-employee directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

Description of Current Director Stock Option Plan

      GENERAL. Currently, the Board of Directors administers the Directors Stock Option Plan and may grant options (the "Director Options") to any non-employee director of the Company pursuant to the terms of the Directors Stock Option Plan. The total number of shares of Common Stock issuable under the Directors Stock Option Plan currently may not exceed 50,000 shares. In the event any change is made to the Common Stock issuable under the Directors Stock Option
Plan (by reason of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization or other change in the capitalization of the Company), an appropriate adjustment would be made as necessary to reflect/adjust (i) the aggregate number of shares of Common Stock and/or the kind of securities available for issuance under the Directors Stock Option Plan,
(ii) the number of shares of Common Stock and/or the kind of securities to be made the subject of each subsequent grant, (iii) the exercise price, and (iv) the number of shares of Common Stock and/or the kind of securities available for purchase under each outstanding Director Options and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such Director Options.






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



       PRICE AND EXERCISABILITY OF DIRECTORS OPTIONS. The exercise price of Director Options is the fair market value of the Company's Common Stock on the day preceding the date the Director Option is granted. For purposes of the Directors Stock Option Plan and subject to, currently, the Board of Directors sole discretion to determine otherwise in a fair and uniform manner, the term "fair market value" means (i) the closing price of the Common Stock as reported on the National Securities Exchange or by the National Association of Securities Dealers Automated Quotation National Market System or (ii) the mean between the closing high bid and low quotation for the Common Stock on NASDAQ, on the business day immediately preceding the date of grant. The exercise price of an option may be paid in cash, or at the sole discretion of the Board of Directors, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. See "Proposal to Increase the Number of Shares Reserved for Issuance Pursuant to the Company's 1994 Employee Stock Option Plan" for further description of payment by delivery of already owned shares of Common Stock. Currently under the terms of the Directors Stock Option Plan, each non-employee director is granted an initial option to purchase 5,000 shares of Common Stock and thereafter each non-employee director is granted an additional option to purchase 2,500 shares of Common Stock upon each re-election to the Board of Directors. Any options granted pursuant to the Directors Stock Option Plan have a term of five (5) years and may be exercised only after the expiration of one (1) year from the date of grant.

      ASSIGNABILITY. Director Options are nonassignable or transferable other than by will or the laws of descendant and distribution and, during the optionees lifetime, the Director Option may be exercised only by such optionee.

      AMENDMENTS. Currently the Board of Directors may amend or discontinue the Director Stock Option Plan at anytime, provided that no such amendment may be made without the requisite approval of the stockholders of the Company if stockholder approval is required as a condition to the Directors Stock Option Plan continuing to comply with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

      TERMINATION. The unexercised portion of any Director Option granted under the Director Stock Option Plan currently shall automatically be terminated (a) three (3) months after the date on which the optionee ceases to be a director for the Company for any reason other than (i) Cause (as defined in the Directors Stock Option Plan); (ii) mental or physical disability; or (iii) death; (b) immediately upon the date the optionee ceases to be a director of the Company for Cause; (c) one (1) year after the date on which the optionee ceases to be a director of the Company by reason of mental or physical disabilities; (d) one
(1) year after the date on which the optionee ceases to be a director of the Company by reason of the death of the director; or (e) or one (1) year after the date on which the optionee shall die if such death shall occur during the one






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



(1) year period following the termination of the date that the optionee ceases to be a director of the Company by reason of mental or physical disability.

      The following table sets forth, as of December 31, 1996, certain information regarding options granted under the Directors Stock Option Plan to the persons and groups indicated. None of such options are currently exercisable. As of March 1996, options to purchase 5,000 shares of Common Stock were issued and outstanding under the Directors Stock Option Plan. In March 1996, the Company issued options to purchase an aggregate of 85,000 shares of Common Stock under the Employee Stock Option Plan, subject to the approval by the shareholders to increase the amount of shares available for issuance pursuant to said plan.

                                                                     Value of
                           Number of Shares  Exercise Price   Options at
  Name of Director       Subject to Options    Per Share   December 31, 1996(1)
  ----------------       ------------------    ---------   --------------------

Abraham S. Fischler(2)                32,500      $3.88-5.75        $66,750
Fred S. Katz(3)                       47,500      $3.88-5.75       $102,300
Allen H. Stern(4)                     10,000           $3.88        $23,700
Jeffrey T. Katz(5)                    10,000           $3.88        $23,700
All current eligible Directors as
   a group (Four persons)            100,000      $3.88-5.75       $216,450
____________________

(1) The closing sale price of the Common Stock on December 31, 1996 was $6.25 per share as reported by NASDAQ. Value is calculated by multiplying (a) the difference between $6.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(2) Includes 25,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.

(3) Includes 40,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.

(5) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated Directors Stock Option Plan, subject to the approval by the Company's stockholders of such Amended and Restated Plan, which options are not presently exercisable.

Federal Income Tax Aspects

      The Director Options do not constitute incentive stock options, within the meaning of Section 422(b) of the Code. See "Proposal to Increase the Number of Shares Reserved for Issuance Pursuant to the Company's 1994 Employee Stock
Option Plan Federal Income Tax Consequences of the Stock Option Plan - Non-Statutory Stock Options" for a description of the federal income tax consequences of the Director Options.

Proposed Amendments to the Directors Option Plan

      The Directors and the Directors Stock Option Committee has adopted an Amended and Restated Directors Stock Option Plan to effect the following amendments to the Directors Stock Option Plan:

      (a) To increase the number of shares of Common Stock eligible for issuance thereunder from the current limit of 50,000 shares to 250,000 shares;

      (b) To provide the Directors Stock Option Committee with the authority to administer the Directors Stock Option Plan;

      (c) The annual amount of Director Options granted to a non-employee director under the Directors Stock Option Plan shall be determined by the Directors Stock Option Committee and shall be exercisable in two (2) equal installments each on the first and second anniversary date following the date of the grant; and

      (d) Any unexercised portion of any Director Option shall automatically and without notice terminate and become null and void on the date on which the optionee ceases to be a director of the Company for any reason except upon death of a director whereupon the exercise portion of any option shall automatically and without notice terminate and become null and void sixty (60) days after the date on which such Director ceases to be a director by reason of death.

REASONS FOR THE PROPOSED ADOPTION OF THE AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN AND THE INCREASE OF THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT THERETO.

      The Board of Directors of the Company believes that an Amended and Restated Directors Stock Option Plan and the increase of the number of shares reserved for issuance pursuant thereto is necessary to provide additional incentives to attract and retain qualified and competent non-employee directors and to restructure the former plan to provide the Director Stock Option Committee the authority to issue any number of options as it deems appropriate at any time, which option will vest over a two year period in order to entice long term commitments from the Company's directors.

No Dissenter's Rights.

      Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed increase of shares reserved for issuance pursuant to the Company's Employee Stock Option Plan.



                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/Andrew P. Chesler
                                    --------------------------------------------
                                    Andrew P. Chesler, Chairman of the Board




                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    --------------------------------------------



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